UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 10, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.     Departure  of  Directors   or  Certain   Officers;   Election  of
               Directors;   Appointment   of  Certain   Officers;   Compensatory
               Arrangements of Certain Officers.

     On May 10, 2007, we entered into an amended and restated employment agreement, effective April 2, 2007, with Stathis Kouninis, our Chief Financial Officer, which provides for: (i) a base salary of $185,000 per year; (ii) an annual bonus payment at the discretion of our Chief Executive Officer; (iii) a bonus in the amount of $15,000 if we consummate a financing in the amount of at least $3,000,000; and (iv) eligibility to participate in our existing benefit plans. We will provide Mr. Kouninis with an automobile during the term of his employment agreement and will reimburse Mr. Kouninis for all reasonable automobile expenses. If Mr. Kouninis' employment is terminated by us for any reason other than Cause, as defined in his employment agreement, or if he should resign for Good Reason, as defined in his employment agreement, or in the event of the death or disability of Mr. Kouninis during the term of his employment agreement, Mr. Kouninis will be entitled to a lump sum payment equal to six months of his base salary at the rate in effect on the date of termination of his employment, provided he executes a mutually agreeable release of claims against us. In the event Mr. Kouninis' employment is terminated by us for any reason other than Cause or if he should resign for Good Reason, we will also pay the cost of Mr. Kouninis' group family health insurance coverage for a period of six months. The employment agreement further provides that all stock options and warrants previously granted to Mr. Kouninis will fully vest upon a Change in Control, as defined in the employment agreement or if Mr. Kouninis' employment is terminated by us for any reason other than Cause or if he should resign for Good Reason. The term of the employment agreement is for two years with automatic renewals for successive one year periods.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           TASKER PRODUCTS CORP.



Dated: May 16, 2007                        By:    /s/ Stathis Kouninis
                                               --------------------------------
                                                Stathis Kouninis
                                                Chief Financial Officer